Exhibit 21











                                   Exhibit 21
                         Subsidiaries of the Registrant







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                                   Exhibit 21
                         Subsidiaries of the Registrant


                  SUBSIDIARIES                       STATE OF INCORPORATION

         Golden Flake Snack Foods, Inc.              Delaware
                  [The Sloan Major Agency, Inc.,
                  an Alabama corporation, is
                  a wholly-owned subsidiary
                  of Golden Flake Snack
                  Foods, Inc.]




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